EXHIBIT 10.10

August 12, 2008

Via Facsimile

Zach Madden
Vice President
AFH Holding & Advisory, LLC
9595 Wilshire Boulevard, Suite 900
Beverly Hills, CA 90212
Facsimile:  (310) 300-3412

Re:           Consulting Services Rendered by AFH Holding & Advisory, LLC

Mr. Madden:

The purpose of this letter agreement is to acknowledge and confirm the terms of the compensation arrangement between AFH Holding I, Inc. (the “Company”) and AFH Holding and Advisory, LLC (“Advisor”) with respect to the pending transaction involving NEWRY INVEST & TRADE, INC., a British Virgin Islands company (“Newry”) and LYH ACQUISITION CORPORATION, a British Virgin Islands company (“LYH”), a wholly owned subsidiary of Newry.   This letter is being entered into in conjunction with an anticipated share exchange transaction, of which the Company, Newry and LYH are parties, in which Newry shall transfer all of its shares of LYH to the Company, and in exchange, the Company shall issue shares of common stock to Newry constituting a controlling stake in the Company (the “Share Exchange”).

RECITALS

WHEREAS, the Advisor has provided certain advisory services and has pre-paid certain expenses in order to facilitate and arrange the proposed Share Exchange transaction;

WHEREAS, the parties previously have verbally agreed to an arrangement in which the Advisor would be compensated for these services and reimbursed for certain expenses in connection with the transaction;

Letter Agreement Regarding Sale of Shares

WHEREAS, the parties desire to memorialize the foregoing agreement in this letter, and to have it acknowledged by the principal interested parties.

AGREEMENT

The parties agree as follows:

1.           Services.  The Advisor agrees to continue to render consulting services to the Company as necessary for the successful completion of the Share Exchange transaction.

2.           Advisory Fees.  In consideration for past and continuing advisory services and in reimbursement of certain expenses, the Company shall be entitled to a fee of $870,000 to the Advisor, prior receipt of which is hereby acknowledged.

3.           Disclosure.  The Advisor agrees to promptly furnish any and all information concerning the Advisor as reasonably requested by the Company in order for the Company to fulfill its disclosure obligations under U.S. securities and other applicable laws.

4.           Term.  This Agreement shall have a term of ninety (90) days after the date hereof.

5.           Miscellaneous.   This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by the either party except with the prior written consent of the other party.  This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, USA that are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

[Signature Page Follows]

The parties have executed and delivered this Agreement as of the date printed above.

ADVISOR:

AFH HOLDING & ADVISORY, LLC

/s/ Zach Madden
Zach Madden
Vice President

COMPANY:
AFH HOLDING I, INC.

/s/ Amir Heshmatpour
Amir Heshmatpour
Chief Executive Officer

Acknowledged by:

NEWRY INVEST & TRADE, INC.

By: /s/ Jung Yu

Name: Jung Yu

Title: Director

LYH ACQUISITION CORPORATION

By: /s/ Jung Yu

Name: Jung Yu

Title: Director

Letter Agreement Regarding Sale of Shares